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                                   EXHIBIT 21

                            SUBSIDIARIES OF SVT INC.

                NAME                        JURISDICTION OF INCORPORATION
                ----                        -----------------------------

     SVT Cayman Inc.                                  Cayman Islands
     Apex (India) Private Ltd.                        India
     SanVision Technologies Canada Inc.               Ontario, Canada





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